UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2012 (February 29, 2012)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Pkwy S., Suite 600, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountants

Item 4.01 (a):

On February 29, 2012, the Audit Committee of the Board of Directors of KMG Chemicals, Inc. (“the Company”) approved the decision to dismiss UHY LLP, the Company’s independent registered public accounting firm, following the completion of their review of the Company’s financial statements for the quarterly period ended January 31, 2012.

The reports of UHY LLP on the Company’s consolidated financial statements for the years ended July 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit reports of UHY LLP on the effectiveness of internal control over financial reporting as of the two most recent fiscal years ending July 31, 2011 did not contain an adverse opinion or disclaimer of opinion.

During the fiscal years ended July 31, 2011 and 2010 and for the subsequent interim period through the date of this Current Report on Form 8-K, there have been no disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of UHY LLP, would have caused UHY LLP to make reference to the subject matter thereof in connection with its report on the financial statements of the Company for such years.

During the fiscal years ended July 31, 2011 and 2010 and through the date of this Current Report on Form 8-K, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided to UHY LLP a copy of this disclosure and has requested UHY LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether UHY LLP agrees with the statements made by the Company in this report. A copy of UHY LLP’s letter dated March 6, 2012 is attached hereto as Exhibit 16.1.

Item 4.01(b):

The Audit Committee has for several weeks been reviewing audit services and potential independent accountants to be engaged as its independent registered public accounting firm. The process of engaging the new independent registered public accounting firm is not yet complete, and the engagement of that firm will be reported in a subsequent report on Form 8-K.

Item 9.01	Exhibits

16.1	Letter from UHY LLP to the Securities and Exchange Commission dated March 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: March 6, 2012
John V. Sobchak
Chief Financial Officer